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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 3, 2002
(Date of earliest event reported)

PHOENIX TECHNOLOGIES LTD.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-17111 (Commission File No.)	04-2685985 (IRS Employer Identification No.)
411 E. Plumeria Drive San Jose, CA (Address of principal executive offices)		95134 (Zip Code)
(408) 570-1000 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report.)

Item 5.    Other Events.

        On January 3, 2002, Phoenix Technologies Ltd. ("Phoenix") issued a press release announcing its execution of a definitive agreement for the acquisition of substantially all of the assets and liabilities of StorageSoft, Inc., a software developer of PC system builder tools and hard drive utilities, based in Louisville, Colorado. Under the terms of the agreement, Phoenix acquired the assets for $6 million in cash and $6 million in Phoenix common shares.

        On January 9, 2002, Phoenix issued a press release announcing the closing of the acquisition of substantially all of the assets of StorageSoft, Inc.

        On January 16, 2002, Phoenix issued a press release announcing its first-quarter results.

        A copy of each of Phoenix's press release is attached hereto as Exhibits 99.1, 99.2 and 99.3, and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information And Exhibits.

        (a)  Financial Statements of Business Acquired—Not applicable.

        (b)  Pro Forma Financial Information—Not applicable.

        (c)  See attached Exhibit Index

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHOENIX TECHNOLOGIES LTD.
	By:	/s/ LINDA V. MOORE Linda V. Moore Secretary
Date: January 16, 2002

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EXHIBIT INDEX

No.	Exhibit:
99.1	Press release, dated January 3, 2002.
99.2	Press release, dated January 9, 2002.
99.3	Press release, dated January 16, 2002.

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Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.
SIGNATURES
EXHIBIT INDEX